Exhibit 99.1
[Letterhead of DMC]

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DYNAMIC MATERIALS REPORTS FIRST QUARTER FINANCIAL RESULTS

•	First quarter sales of $40.5 million down 1% from 2015 first quarter

•	Gross margin of 26% unchanged from Q1 2015

•	First quarter operating loss of $85,000 versus an operating loss of $3.2 million in Q1 2015

•	Net loss of $413,000, or $0.03 per diluted share, versus net loss of $2.4 million, or $0.17 per diluted share, in Q1 2015

•	Adjusted EBITDA of $3.0 million, up from $2.2 million in Q1 2015

•	Net debt reduced 16% to $17.9 million from $21.2 million at December 31, 2015

BOULDER, Colo. - April 28, 2016 - Dynamic Materials Corporation (DMC) (Nasdaq: BOOM) today reported financial results for its first quarter ended March 31, 2016.

First quarter sales were $40.5 million, down 1% from the 2015 first quarter, and sequential decline of 3% from the 2015 fourth quarter. Excluding unfavorable foreign currency exchange translation, sales increased 1% versus the year ago first quarter. Results exceeded the Company’s forecast, which anticipated a top-line decline of 8% to 12% versus the 2015 first quarter. The results reflect better-than-anticipated sales at NobelClad, DMC’s explosion welding business. First quarter gross margin was 26%, flat versus the last year’s first quarter and up from 23% in the fourth quarter.

Loss from operations was $85,000 versus an operating loss of $3.2 million in the year-ago first quarter. Last year’s operating loss included $2.9 million in restructuring charges and one-time expenses associated with a financial restatement and bad debt.

First quarter net loss was $413,000, or $0.03 per diluted share, versus a net loss of $2.4 million, or $0.17 per diluted share, in the year-ago first quarter. Adjusted EBITDA* was $3.0 million, up 36% from $2.2 million in the 2015 first quarter.

NobelClad
NobelClad reported first quarter sales of $25.1 million, up 5% versus last year’s first quarter and a 7% sequential improvement versus the fourth quarter. There was negligible impact from foreign currency exchange translation versus last year’s first quarter. Operating income declined to $1.5 million from $1.8 million in the 2015 first quarter, primarily due to unfavorable project mix. Adjusted EBITDA was $2.4 million versus $3.0 million in the first quarter of 2015. NobelClad ended the quarter with an order backlog of $40.2 versus $41.8 million at the end of the fourth quarter.

DynaEnergetics
Sales at DynaEnergetics were $15.5 million, down 8% from the year-ago first quarter and a 17% sequential decline versus the fourth quarter. Excluding unfavorable foreign currency exchange translation, sales declined 6% versus last year’s first quarter. Operating income was $920,000 versus a loss from operations in the comparable year-ago quarter of $794,000. The improvement reflects DynaEnergetics’ efforts to reduce general, administrative, selling and distribution expenses, and align its cost structure with current activity in its oil and gas markets. First quarter Adjusted EBITDA was $2.5 million versus $1.1 million in the comparable 2015 quarter.
Management Commentary
Kevin Longe, president and CEO, said, “First quarter sales exceeded our forecasts thanks to a strong performance by NobelClad’s Mt. Braddock, Pennsylvania operation. Late in the quarter, the production team took advantage of raw material availability and accelerated work on several orders to address customer demand. The effort resulted in nearly 5,000 square meters of clad-plate production, a single-month record for NobelClad’s flagship U.S. facility.”

“Despite deteriorating demand in DynaEnergetics’ end markets, the business continues to outperform its sector by selling high-value products such as the DynaSelect intrinsically safe integrated switch-detonator and the DPEX line of deep-penetrating shaped charges. Sales volumes of DynaSelect, which is helping exploration and production companies lower their completion costs, were at record levels during the first quarter despite a more than 30% sequential drop in the U.S. rig count.

“Industry conditions have slowed the roll out and adoption of the factory assembled DynaStage perforating system, however, the number of exploration and production companies and service providers interested in the system continues to expand. We remain confident DynaStage will emerge as a transformative product line when the market recovers and investments in well completions and associated products and services accelerates.

“The decline in exploration and production activity has led many in the oilfield products and services industries to sharply reduce selling prices. While pricing pressure is unavoidable and will have some near-term impact on DynaEnergetics, the business is taking a disciplined sales approach, and is focused on capturing an appropriate premium for the inherent safety and reliability advantages its products deliver to the market.”’

“Given the steep decline in the U.S. rig count and sharply lower capital spending budgets by exploration and production companies, the next couple of quarters could be particularly challenging for businesses in the well completion sector, including DynaEnergetics,” Longe said. “Nevertheless, we are well positioned to weather the downturn. During the first quarter, we delivered $3.8 million in operating cash flow and reduced our net debt by more than 15%. We believe our growing financial strength and the competitive advantages established by both NobelClad and DynaEnergetics position DMC to deliver long-term growth and improved shareholder value when our markets recover.”

Guidance
Michael Kuta, chief financial officer, said, “We are maintaining our 2016 full-year financial forecast, which anticipates flat sales versus the $166.9 million we reported in 2015, and gross margin in a range of 24% to 26% versus the 25% reported in 2015. We will closely monitor conditions in the oil and gas markets during the coming months and modify our guidance if necessary following the second quarter.”

Kuta said second quarter sales are expected to be flat versus the $44.7 million reported in the 2015 second quarter. Gross margin is expected to be in a range of 28% to 30% versus the 28% reported in last year’s second quarter. Sales and gross margin during the quarter will be positively impacted by deliveries on a $6.3 million order previously announced by NobelClad. Selling, general and administrative expense is expected to total approximately $9.5 million for the second quarter, while amortization expense is anticipated to be approximately $1.0 million.

DynaEnergetics is further reducing its cost structure to align with the continued deterioration in its end markets. The business expects to incur restructuring expenses of up to $1.5 million during the remainder of 2016. Annualized savings associated with the restructuring activities are expected to be approximately $750,000.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at:
http://www.investorcalendar.com/IC/CEPage.asp?ID=174936, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through May 5, 2016, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID #13635433.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, as well as income measures that exclude restructuring expenses (ex-items), are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. In addition, during 2014 DMC management incentive awards were based, in part, on the amount of adjusted EBITDA achieved during the year. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

We have also presented certain financial measures excluding certain one-time, non-recurring “special items,” including our accrued anti-dumping duties, inventory reserve adjustment, the non-cash goodwill impairment charge and restructuring charges.  These are non-GAAP financial measures when the special items are excluded.  We believe these are important supplemental measures because they eliminate one-time, non-recurring items that have less bearing on our operating performance and so highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. We have quantified those special items earlier in this release, or immediately following, the financial measures that excluded the special items, to allow readers to measure their impact.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services.  The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors.  The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

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Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements, including second quarter and full-year 2016 guidance on revenue and gross margin, estimated 2016 restructuring and associated annualized savings, as well as our expectations about DynaStage’s future market position, DMC’s position during the energy sector downturn and long-term prospects. These risks and uncertainties include, but are not limited to, the following: our ability to increase clad metal bookings, our ability realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives, including the DynaStage testing program; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2015.

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended March 31,
	2016	2015
NET SALES	$40,532	$40,819
COST OF PRODUCTS SOLD	30,147	30,116
Gross profit	10,385	10,703
COSTS AND EXPENSES:
General and administrative expenses	5,448	6,038
Selling and distribution expenses	4,023	4,878
Amortization of purchased intangible assets	999	1,017
Restructuring expenses	—	1,996
Total costs and expenses	10,470	13,929
INCOME (LOSS) FROM OPERATIONS	(85)	(3,226)
OTHER INCOME (EXPENSE):
Other income (expense), net	32	1,124
Interest expense, net	(163)	(179)
INCOME (LOSS) BEFORE INCOME TAXES, DISCONTINUED OPERATIONS AND NON-CONTROLLING INTEREST	(216)	(2,281)
INCOME TAX PROVISION	197	96
NET INCOME (LOSS)	(413)	(2,377)
NET INCOME (LOSS) ATTRIBUTABLE TO DYNAMIC MATERIALS CORPORATION	$(413)	$(2,377)
INCOME (LOSS) PER SHARE
Basic	$(0.03)	$(0.17)
Diluted	$(0.03)	$(0.17)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,129,831	13,822,231
Diluted	14,129,831	13,822,231
DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$0.04

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2016 AND DECEMBER 31, 2015
(Amounts in Thousands)

	March 31, 2016	December 31, 2015
	(unaudited)	(as adjusted)
ASSETS

Cash and cash equivalents	$5,595	$6,291
Accounts receivable, net	32,858	35,798
Inventory, net	36,578	35,449
Other current assets	12,302	8,916

Total current assets	87,333	86,454

Property, plant and equipment, net	58,760	57,999
Goodwill, net	17,788	17,190
Purchased intangible assets, net	19,977	20,418
Other long-term assets	134	131

Total assets	$183,992	$182,192

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$14,212	$14,624
Accrued anti-dumping duties	6,409	6,374
Customer advances	7,370	2,396
Dividend payable	288	284
Accrued income taxes	467	2,783
Other current liabilities	6,280	6,437

Total current liabilities	35,026	32,898

Lines of credit	22,867	26,826
Deferred tax liabilities	1,739	2,119
Other long-term liabilities	2,048	1,928
Stockholders' equity	122,312	118,421

Total liabilities and stockholders' equity	$183,992	$182,192

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(Amounts in Thousands)
(unaudited)

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(413)	$(2,377)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation (including capital lease amortization)	1,514	1,655
Amortization of purchased intangible assets	999	1,017
Amortization of deferred debt issuance costs	41	73
Stock-based compensation	586	724
Excess tax benefit from stock-based compensation	—	(23)
Deferred income tax benefit	1,585	(311)
Gain on disposal of property, plant and equipment	(11)	—
Restructuring charges	—	1,996
Change in working capital, net	(496)	(6,586)
Net cash flows provided by (used in) operating activities	3,805	(3,832)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(435)	(891)
Proceeds on sale of property, plant and equipment	20	—
Net cash flows used in continuing operations	(415)	(891)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	(3,998)	10,142
Payments on capital lease obligations	(2)	(1)
Payment of dividends	(284)	(559)
Payment of deferred debt issuance costs	—	(868)
Net proceeds from issuance of common stock	—	10
Tax impact of stock-based compensation	—	23
Net cash provided by (used in) financing activities	(4,284)	8,747
EFFECTS OF EXCHANGE RATES ON CASH	198	(485)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(696)	3,539
CASH AND CASH EQUIVALENTS, beginning of the period	6,291	9,400
CASH AND CASH EQUIVALENTS, end of the period	$5,595	$12,939

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended March 31,
	2016	2015
Income (loss) from operations, excluding charges	$(85)	$(1,230)
Restructuring programs:
NobelClad	—	(54)
DynaEnergetics	—	(382)
Corporate	—	(1,560)

Income (loss) from operations, as reported	$(85)	$(3,226)

	Three months ended March 31, 2015
	Pretax	Tax	Net		Diluted EPS
Income from continuing operations, excluding charges	$(285)	$689	$(974)	—	$(0.07)
Restructuring programs:
NobelClad	(54)	(16)	(38)		—
DynaEnergetics	(382)	(39)	(343)		(0.03)
Corporate	(1,560)	(538)	(1,022)		(0.07)

Loss from continuing operations, as reported	$(2,281)	$96	$(2,377)		$(0.17)

	Three months ended March 31,
	2016	2015
NobelClad	$25,052	$23,944
DynaEnergetics	15,480	16,875

Net sales	$40,532	$40,819

NobelClad	$1,508	$1,821
DynaEnergetics	920	(794)
Unallocated expenses	(2,513)	(4,253)

Income (loss) from operations	$(85)	$(3,226)

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended March 31, 2016
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income (loss) from operations	$1,508	$920	$(2,513)	$(85)
Adjustments:
Stock-based compensation	—	—	586	586
Depreciation	838	676	—	1,514
Amortization of purchased intangibles	94	905	—	999

Adjusted EBITDA	$2,440	$2,501	$(1,927)	$3,014

	Three months ended March 31, 2015
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income (loss) from operations	$1,821	$(794)	$(4,253)	$(3,226)
Adjustments:
Restructuring	54	382	1,560	1,996
Stock-based compensation	—	—	724	724
Depreciation	1,061	594	—	1,655
Amortization of purchased intangibles	96	921	—	1,017

Adjusted EBITDA	$3,032	$1,103	$(1,969)	$2,166

	Three months ended March 31,
	2016	2015
Net income (loss) attributable to DMC	$(413)	$(2,377)
Interest expense	164	182
Interest income	(1)	(3)
Provision for income taxes	197	96
Depreciation	1,514	1,655
Amortization of purchased intangible assets	999	1,017

EBITDA	2,460	570
Restructuring	—	1,996
Stock-based compensation	586	724
Other (income) expense, net	(32)	(1,124)

Adjusted EBITDA	$3,014	$2,166